As filed with the Securities and Exchange Commission on May 9, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CALEDONIA MINING CORPORATION PLC

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English)

Jersey, Channel Islands (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

3rd Floor

Weighbridge House

Weighbridge

St Helier

Jersey JE2 3NF

+44 1534 679800

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System
1015 15th Street N.W., Suite 1000
Washington, DC 20005
(202) 572-3100

(Name, address, and telephone number of agent for service)

______________________

With a copy to:

Dorsey & Whitney LLP

Richard Raymer

TD Canada Trust Tower

Brookfield Place

161 Bay Street

Suite 4310

Toronto, ON M5J 2S1

(416) 367-7388

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

i

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.[   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares
Preference Shares
Warrants
Units
Total	$30,000,000	100%	$30,000,000	$3,735

(1)

There are being registered under this registration statement such indeterminate number of Common Shares, Preference Shares, Warrants, and Units as shall have an aggregate initial offering price not to exceed $30,000,000. This registration statement also covers: (i) any common shares or preference shares that may be issued upon exercise of warrants; and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. Any securities registered by this registration statement may be sold separately or in any combination or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this registration statement. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder also include such indeterminate number of common shares or preference shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2018

CALEDONIA MINING CORPORATION PLC

$30,000,000

Common Shares

Preference Shares

Units

Warrants to Purchase Shares

Caledonia Mining Corporation Plc (the “Company,” “Caledonia,” “we,” “us” or “our”) may offer and issue from time to time (the “Offering”) common shares (“Common Shares”) of our Company, preference shares (“Preference Shares” and together with Common Shares “Shares”) of our Company, warrants to purchase Shares (“Warrants”) and units consisting of Shares and whole or partial Warrants (“Units”, and together with the Common Shares, the Preference Shares and the Warrants, the “Securities”) or any combination thereof for up to an aggregate initial offering price of $30,000,000 (or the equivalent thereof in other currencies) during the 36 month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains effective.  Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale as set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).

The specific terms of the Securities with respect to a particular Offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Shares, the number of Shares offered, the offering price, whether the Shares are being offered for cash, and any other terms specific to the Shares being offered, (ii) in the case of Warrants, the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise and any other terms specific to the Warrants being offered, and (iii) in the case of Units, the number of Units offered, the offering price of the Units, the number, designation and terms of the Shares and Warrants comprising the Units and any procedures that will result in the adjustment of those numbers and any other specific terms applicable to the offering of Units.  Where required by statute, regulation or policy, and where Securities are offered in currencies other than United States dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All shelf information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions.  We may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws.  A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the Offering and sale of the Securities and will set forth the terms of the Offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds we will receive and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “CAL” and the NYSE American (the “NYSE American”) under the symbol “CMCL” and depositary interests in the Common Shares are admitted to trading on AIM of the London Stock Exchange (the “AIM”) under the symbol “CMCL”.  On May 8, 2018 (the last trading day prior to the date of this Prospectus), the closing price of (a) the Common Shares on: (i) the TSX was CAD$11.57; and (ii) the NYSE American was $8.97; and (b) the depositary interests in the Common Shares on AIM was £6.68.  We will apply to have any Common Shares distributed under this Prospectus listed on the TSX and the NYSE American and depositary interests representing them admitted to trading on AIM provided those types of securities are currently listed or traded on such exchanges.  Any listing and admission will be subject to Caledonia fulfilling all of the listing requirements of the TSX and the NYSE American and the AIM Rules for Companies, respectively.  Unless otherwise specified in the applicable Prospectus Supplement, no Securities, other than Common Shares, will be listed or admitted to trading on any securities exchange.

Our principal executive offices are located at 3rd Floor, Weighbridge House, Weighbridge, St Helier, Jersey JE2 3NF (telephone +44 1534 679800).

Neither the SEC nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

Investing in the Securities involves a high degree of risk and must be considered speculative due to the nature of our business and the present stage of exploration of our mineral properties.  Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus.  See “Risk Factors” beginning on page 5 of this Prospectus.

v

You should rely only on the information contained in or incorporated by reference into this Prospectus or any Prospectus Supplement.  References to this “Prospectus” include documents incorporated by reference therein.  See “Documents Incorporated by Reference”.  The information in or incorporated by reference into this Prospectus is current only as of its date.  We have not authorized anyone to provide you with information that is different.  This document may only be used where it is legal to offer these Securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Forward-looking Statements

This Prospectus, including the documents incorporated by reference herein, contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of United States securities laws relating to us that are based on the beliefs and estimates of our management as well as assumptions made by and information currently available to us.  Such forward-looking statements include, but are not limited to statements concerning:

·	the completion of the Offering;

·	the use of proceeds of the Offering;

·	our plans for our mineral properties;

·	the future price of minerals;

·	market events and conditions;

·	the estimation of mineral reserves and mineral resources;

·	estimates of the time and amount of future minerals production for specific operations;

·	estimated future exploration expenditures and other expenses for specific operations;

·	permitting timelines;

·	requirements for additional capital;

·	litigation risks;

·	currency fluctuations; and

·	environmental risks and reclamation costs.

When used in this Prospectus, any statements that express or involve discussions with respect to predictions, beliefs, plans, projections, objectives, assumptions or future events of performance (often but not always using words or phrases such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “strategy”, “goals”, “objectives”, “project”, “potential” or variations thereof or stating that certain actions, events, or results “may”, “could”, “would”, “might” or “will” be taken, occur, or be achieved, or the negative of any of these terms and similar expressions), as they relate to us or our management, are intended to identify forward-looking statements.

Such forward-looking statements reflect our current views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions.  Many factors could cause actual results, performance, or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:

·	risks relating to our ability to finance the exploration and development of our mineral properties;

·	risks relating to our exploration of our mineral properties and business activities;

·	risks and uncertainties relating to the interpretation of exploration results, geology, grade and continuity of our mineral deposits;

·	risks related to differences between United States and Canadian practices for reporting mineral resources and reserves;

·	risks related to title to our mineral properties and the ability to obtain the required mining leases and permits to develop our mineral properties;

·	risks related to mining operations in Zimbabwe;

·	commodity price fluctuations;

·	currency fluctuations;

·	risks related to the price and volume volatility of the Common Shares;

·	risks related to governmental regulations, including environmental regulations and possible changes thereto;

·	risks related to possible reclamation activities on our properties;

·	our ability to attract and retain qualified management and our dependence upon such management in the development of our mineral properties and potential conflicts of interest involving such management;

·	risks related to the ability to maintain the listing of the Common Shares on the TSX and NYSE American; and

·	increased competition in the exploration industry.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.  This list is not exhaustive of the factors that may affect any of our forward-looking statements.  Forward-looking statements are statements about the future and are inherently uncertain, and our actual achievements or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this document under the heading “Risk Factors”, in the 20-F (as defined below) and elsewhere.  The forward-looking statements in this Prospectus are based on the reasonable beliefs, expectations and opinions of management on the date the forward-looking statements are made, and, except as required by law, we do not assume any obligation to update forward-looking statements if circumstances or our management’s beliefs, expectations or opinions should change.

For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

Additional risks and uncertainties relating to us and our business can be found in the “Risk Factors” section of this Prospectus and in any applicable Prospectus Supplement, as well as in our other documents incorporated by reference herein.

AVAILABLE INFORMATION

We file reports and other information with the securities commissions and similar regulatory authorities in the provinces of Canada (collectively, the “Commissions”).  These reports and information are available to the public free of charge on SEDAR at www.sedar.com.

We have filed a registration statement on Form F-3 relating to the Securities with the SEC (the “Registration Statement”).  This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC.  Statements included in this Prospectus or incorporated herein by reference about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance investors should refer to the exhibits for a more complete description of the matter involved.  Each such statement is qualified in its entirety by such reference.  Copies of the documents incorporated herein by reference may be obtained on request, orally or in writing, without charge, from our Company Secretary at 3rd Floor, Weighbridge House, Weighbridge, St Helier, Jersey JE2 3NF (telephone +44 1534 679800).

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), relating to foreign private issuers and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and securities regulatory authorities in Canada.  As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act.

Investors may read any document that we have filed with the SEC at the SEC’s public reference room in Washington, D.C.  Investors may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee.  Investors should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms.  Investors may read and download some of the documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov.

Readers should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement.  We have not authorized anyone to provide the reader with different information.  We are not making an offer of the Securities in any jurisdiction where the offer is not permitted.  Readers should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law.  It should be assumed that the information appearing in this Prospectus and the documents incorporated herein by reference are accurate only as of their respective dates.  Our business, financial condition, results of operations and prospects may have changed since those dates.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the Commissions and filed with, or furnished to, the SEC.  Copies of the documents incorporated herein by reference may be obtained on request without charge from our Company Secretary at 3rd Floor, Weighbridge House, Weighbridge, St Helier, Jersey JE2 3NF (telephone +44 1534 679800).  Copies of these documents are also available through the Internet on the System for Electronic Document Analysis and Retrieval, which can be accessed online at www.sedar.com and on the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov.

The following documents, which we filed or furnished with the Commissions and the SEC, as applicable, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	Our Form 20-F Annual Report for the year ended December 31, 2017 (the ?20-F?) filed with the SEC on April 2, 2018 (File No. 001-38164);

(b)	Our management information circular for the annual general meeting of shareholders held on June 19, 2017 which was included as Exhibit 99.2 to the Form 6-K filed with the SEC on May 23, 2017 (File No. 001-13345);

(c)	Our Form 8-A Registration Statement filed with the SEC on July 24, 2017 (File No. 001-13345);

(d)	Our Form 6-K Report of Foreign Issuer filed with the SEC on January 2, 2018 (File No. 001-38164);

(e)	Our Form 6-K Report of Foreign Issuer filed with the SEC on February 26, 2018 (File No. 001-38164);

(f)	Our Form 6-K Report of Foreign Issuer filed with the SEC on April 3, 2018 (File No. 001-38164);

(g)	Our Form 6-K Report of Foreign Issuer filed with the SEC on April 4, 2018 (File No. 001-38164); and

(h)	Our Form 6-K Report of Foreign Issuer filed with the SEC on April 9, 2018 (File No. 001-38164).

In addition, this Prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K filed by us pursuant to the U.S. Exchange Act prior to the termination of the Offering made by this Prospectus.  We may incorporate by reference into this Prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this Offering.  Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus.  The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

A Prospectus Supplement containing the specific terms of an Offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the Offering of the Securities covered by that Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

RISK FACTORS

An investment in our Securities is highly speculative and subject to a number of known and unknown risks.  Only those persons who can bear the risk of the entire loss of their investment should purchase our Securities.  You should carefully consider the risk factors which are set forth in the 20-F and the other information contained in this Prospectus, as updated by our subsequent filings under the U.S. Exchange Act, and the risk factors and other information contained in any applicable Prospectus Supplement, before purchasing any of our Securities.

THE COMPANY

Corporate Information

We were incorporated, effective February 5, 1992, by the amalgamation of three predecessor companies; we were registered at the time under the Canada Business Corporations Act.

Following the creation of Caledonia, our Common Shares were listed for trading on the TSX and quoted on the NASDAQ small caps market.   On October 16, 1998, we announced that NASDAQ would no longer quote its securities for trading.  Our stock then commenced trading on NASDAQ’s OTCQX.  In June 2005, depositary interests in Common Shares were admitted to trading on AIM of the London Stock Exchange under the ticker symbol “CMCL”.  Our TSX trading symbol is “CAL”.  Effective October 10, 2011 Common Shares commenced trading in the United States on the OTCQX under the ticker symbol CALVF.

Effective March 19, 2016, we re-domiciled from Canada to Jersey using a legal process called “Continuance”. The Continuance had no effect on our listings on the TSX and trading on AIM, or the trading facility on the OTCQX in the United States.

On June 26, 2017, following approval by shareholders at the annual general meeting held on June 19, 2017, the Common Shares underwent an effective 5:1 reverse share split by way of a 100:1 share consolidation, coupled with a share buyback of resulting fractions, followed by an immediate 1:20 share division.

On July 24, 2017, we announced that our shares would be listed on the NYSE American under the ticker symbol “CMCL” and trading began on July 27, 2017. At the same time our trading facility on the OTCQX was cancelled.

The addresses and telephone numbers of our principal offices are:

Registered and Head Office

Caledonia Mining Corporation Plc

3rd Floor, Weighbridge House, St Helier

Jersey, Channel Islands

JE2 3NF

+44 1534 679 9800

African Office - South African Subsidiary

Caledonia Mining South Africa Proprietary Limited

4th Floor, 1 Quadrum office park

Johannesburg, Gauteng, 2198

South Africa

(27) 11 447 2499

Intercorporate Relationships

We have the following subsidiaries, all of which are wholly-owned by the Company (unless otherwise indicated), of which we have the percentage ownership set forth below and whose assets or revenues exceed 10% of our consolidated assets or revenues:

Subsidiaries of the Company	Country of Incorporation	Percentage held by Company

Caledonia Mining South Africa Proprietary Limited	South Africa	100

Blanket Mine (1983) (Private) Limited(1)	Zimbabwe	49

(1)	Blanket Mine (1983) (Private) Limited, notwithstanding our 49% shareholding interest in it, is consolidated for reporting purposes due to the indigenisation transaction described in the section entitled “THE BUSINESS”. It does not have any subsidiary companies.

THE BUSINESS

Background

Effective April 1, 2006 we purchased 100% of the issued shares of the Zimbabwean company, Caledonia Holdings Zimbabwe (Private) Ltd (“CHZ”), which held the shares of Blanket Mine (1983) (Private) Limited, the owner of the operating Blanket Mine.  The purchase consideration was $1,000,000 and the issuance to the vendor of 20,000,000 shares in our capital.  Because we bought the shares of the company owning the Blanket Mine it thereby acquired all of the assets of that company and assumed all of its liabilities.

Description of Our Business

Our activities are focused on Blanket Mine in Zimbabwe.  Our business during the past three completed fiscal years has been focused primarily on the expansion and operation of the Blanket Mine and increasing gold production at Blanket Mine.

Generally, gold mining, development and exploration in Southern Africa is not seasonal, except where heavy seasonal rainfall can affect surface mining or exploration.

Total gold production at Blanket Mine for 2017 was 56,135oz (2016: 50,351oz; 2015: 42,804 oz.; 2014: 41,771 oz.).

Indigenisation of Blanket Mine

During 2012, to comply with Zimbabwean law that required indigenous Zimbabweans own at least 51% of Blanket Mine, CHZ entered into agreements to transfer a 51% ownership interest in Blanket Mine whereby it did the following:

•	sold a 16% interest to the National Indigenisation and Economic Empowerment Fund (“NIEEF”) for $11.74 million;
•	sold a 15% interest to Fremiro Investments (Private) Limited (“Fremiro”), which is owned by indigenous Zimbabweans, for $11.01 million;
•	sold a 10% interest to Blanket Employee Trust Services (Private) Limited (“BETS”) for the benefit of present and future managers and employees for $7.34 million. The shares in BETS are held by the Blanket Mine Employee Trust (the “Employee Trust”) with Blanket Mine’s employees holding participation units in the Employee Trust; and
•	donated a 10% ownership interest to the Gwanda Community Share Ownership Trust (“Community Trust”). In addition Blanket Mine paid a non-refundable donation of $1 million to the Community Trust.

We facilitated the vendor funding of these transactions which is repaid by way of dividends from Blanket Mine. 80% of dividends declared by Blanket Mine are used to repay such loans and the remaining 20% unconditionally accrues to the respective indigenous shareholders.

Outstanding balances on the facilitation loans attract interest at a rate of the lower of 7.25% per annum, payable quarterly, or 80% of Blanket Mine’s dividend in a quarter which is attributable to indigenous shareholders. The timing of the repayment of the loans depends on the future financial performance of Blanket Mine and the extent of future dividends declared by Blanket Mine.

Blanket Mine suspended dividend payments in December 2014 so that it could fund the capital projects in terms of the Investment Plan (as described in the 20-F) and had a moratorium of interest on the facilitation and advanced dividend loans from December 31, 2014 to July 31, 2016. Blanket Mine resumed dividend payments on August 1, 2016 as a result of which the moratorium of interest on the facilitation and advance dividend loans ended.

The facilitation loans and interest were distributed by CHZ to our wholly-owned subsidiaries and thereafter the majority of the loans and interest were distributed to us as dividends in specie.

Please refer to the headings “Business Overview” in the 20-F for a full description of our business and in particular Blanket Mine.

MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus there have been no material changes to our operations that have occurred since December 31, 2017, and that have not been described in a report on Form 6-K furnished under the U.S. Exchange Act and incorporated by reference into this Prospectus.

CONSOLIDATED CAPITALIZATION

The following table sets forth our capitalization and indebtedness as of December 31, 2017.  This table should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2017 and 2016 which are incorporated by reference into this Prospectus.

($’000’s)	As at December 31
2017
Total non-current liabilities	25,243

Short term portion of term loan facility	1,486
Trade and other payables	12,660
Income taxes payable	745
Bank overdraft	311

Total current liabilities	15,202
Total liabilities	40,445
Total equity	65,604
Total equity and liabilities	110,056

There have been no material changes in our capitalization and indebtedness, on a consolidated basis, since December 31, 2017.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of an unlimited number of Common Shares with no par value and an unlimited number of Preference Shares with no par value. There are no Preference Shares in issue.

The following table sets forth information about our share capital as of May 9, 2018:

Number of Shares Authorized	Unlimited

Par Value per Share	None

Number of Shares Issued and Fully-Paid	10,603,153 Common Shares

Common Shares

The holders of the Common Shares are entitled to receive notice of all shareholder meetings and to attend and vote at such meetings.  Certificates representing the Common Shares are issued in registered form. Registered shareholders are entitled to one vote for each Common Share held on all matters to be voted on by the shareholders.  Each Common Share is equal to every other Common Share and, subject to the rights of holders of shares ranking senior to the Common Shares, if any, each Common Share is entitled to receive pro rata such dividends as may be declared by the board of directors out of funds legally available therefore and to participate equally in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or any other distribution of our assets among the shareholders for the purpose of winding up our affairs after we have paid out our liabilities.  Common Shares are not subject to call or assessment.  There are no pre-emptive or conversion rights, and no provisions at this time for redemption, purchase or cancellation, surrender, sinking fund or purchase fund.  In addition, there are no provisions in our articles of association (“Articles”) discriminating against any existing or prospective holders of such securities as a result of a shareholder owning a substantial number of shares.

Preference Shares

Pursuant to Jersey law and our Memorandum of Association and the Articles, Preference Shares may be issued from time to time in one or more series composed of such number of shares and with such preference, deferred or other special rights, privileges, restrictions and conditions attached thereto as shall be fixed from time to time before issuance by any resolution or resolutions providing for the issue of the shares of any series which may be passed by the directors and confirmed and declared by special resolution of the shareholders. Subject to the rights, privileges, restrictions and conditions that may be attached to a particular series of Preference Shares, the Preference Shares of each series shall (a) with respect to the payment of dividends, be entitled to a preference over the Common Shares and over any other shares of the Company ranking junior to the Preference Shares; and (b) on liquidation, dissolution or winding-up, be entitled to receive before distributions to holders of Common Shares or shares ranking junior to the Preference Shares an amount equal to the price of the issue of the Preference Shares together with any unpaid dividends. Subject to the rights, privileges, restrictions and conditions that may be attached to a particular series of Preference Shares, except in the event of dissolution or disposal of substantially all of the business of the Company the holders of Preference Shares shall not be entitled to receive notice of or to attend or vote at any meeting of the members Company (apart from separate meetings of holders of Preference Shares).

Share Options

We also have 38,000 shares options outstanding. As of May 9, 2018, the following share options to purchase Common Shares, granted by us under our Omnibus Equity Incentive Compensation Plan to our directors, officers, employees and consultants were outstanding:

Number Outstanding(1)	Exercise Price CAD$	Expiry Date
5,000	4.00	October 8, 2020
18,000	11.50	October 8, 2021
5,000	8.10	May 30, 2022
5,000	9.30(2)	August 25, 2024
5,000	9.30(2)	August 25, 2024
38,000

Notes:

(1)	Each share option is exercisable to purchase one Common Share.
(2)	The exercise price of CAD$9.30 per share was converted into a USD amount of $7.35 at the USD/CAD exchange rate on the date of grant.

Adjustments will be made in the exercise price and number of Common Shares deliverable upon the exercise of the share options in the event of certain corporate transactions, such as share recapitalization, subdivision or consolidation or if the outstanding Common Shares are changed into or exchanged for a different number of our shares or into or for other securities issued by us or another entity, whether through an arrangement, amalgamation or other similar procedure or otherwise.

Certain Jersey, Channel Islands Law Considerations

Purchase of Own Shares

As with declaring a dividend, we may not buy back or redeem our shares unless our directors who are to authorize the buyback or redemption have made a statutory solvency statement that, immediately following the date on which the buyback or redemption is proposed, the company will be able to discharge its liabilities as they fall due and, having regard to prescribed factors, the company will be able to continue to carry on business and discharge its liabilities as they fall due for the 12 months immediately following the date on which the buyback or redemption is proposed (or until the company is dissolved on a solvent basis, if earlier).

If the above conditions are met, we may purchase shares in the manner described below.

We may purchase on a stock exchange our own fully paid shares pursuant to a special resolution of our shareholders.

We may purchase our own fully paid shares otherwise than on a stock exchange pursuant to a special resolution of our shareholders, but only if the purchase is made on the terms of a written purchase contract which has been approved by an ordinary resolution of our shareholders. The shareholder from whom we propose to purchase or redeem shares is not entitled to take part in such shareholder vote in respect of the shares to be purchased.

We may fund a redemption or purchase of our own shares from any source. We cannot purchase our shares if, as a result of such purchase, only redeemable shares would remain in issue.

If authorized by a resolution of our shareholders, any shares that we redeem or purchase may be held by us as treasury shares. Any shares held by us as treasury shares may be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them. Shares redeemed or purchased by us are cancelled where we have not been authorized to hold these as treasury shares.

Mandatory Purchases and Acquisitions

The Companies (Jersey) Law 1991 (as amended) (the “Companies Law”) provides that where a person has made an offer to acquire a class of all of our outstanding shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire 90% or more of such outstanding shares, that person is then entitled (and may be required) to acquire the remaining shares of such class. In such circumstances, a holder of any such remaining shares may apply to the Jersey court for an order that the person making such offer not be entitled to purchase the holder’s shares or that the person purchase the holder’s shares on terms different to those under which the person made such offer.

Other than as described above and below under “U.K. City Code on Takeovers and Mergers”, we are not subject to any regulations under which a shareholder that acquires a certain level of share ownership is then required to offer to purchase all of our remaining shares on the same terms as such shareholder’s prior purchase.

Compromises and Arrangements

Where we and our creditors or shareholders or a class of either of them propose a compromise or arrangement between us and our creditors or our shareholders or a class of either of them (as applicable), the Jersey court may order a meeting of the creditors or class of creditors or of our shareholders or class of shareholders (as applicable) to be called in such a manner as the court directs. Any compromise or arrangement approved by a majority in number representing 75% or more in value of the creditors or 75% or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon us and all the creditors, shareholders or members of the specific class of either of them (as applicable).

Whether the capital of the company is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court. The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.

U.K. City Code on Takeovers and Mergers

The U.K. City Code on Takeovers and Mergers, or the Takeover Code, applies, among other things, to an offer for a company whose registered office is in the Channel Islands and whose securities are admitted to trading on a regulated market or a multilateral trading facility in the United Kingdom or any stock exchange in the Channel Islands or the Isle of Man (a “Code Company”). We are therefore a Code Company and are subject to the Takeover Code.

The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers for Code Companies. Under Rule 9 of the Takeover Code, if a person:

•	acquires an interest in shares of a Code Company that, when taken together with shares in which persons acting in concert with such person are interested, carry 30% or more of the voting rights of the Code Company; or
•	who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the Code, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer (or provide a cash alternative) for the Code Company’s outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

Canadian takeover rules are also expected to apply to the Company unless Canadian shareholders cease to hold at least 10% of the Company’s shares and the TSX is not the principal market for trading such shares. The Canadian takeover rules are triggered when an acquiror crosses a bright-line 20% threshold ownership in a target company.

Rights of Minority Shareholders

Under article 141 of the Companies Law, a shareholder may apply to court for relief on the grounds that the conduct of our affairs, including a proposed or actual act or omission by us, is “unfairly prejudicial” to the interests of our shareholders generally or of some part of our shareholders, including at least the shareholder making the application. What amounts to unfair prejudice is not defined in the Companies Law. There may also be common law personal actions available to our shareholders.

Under article 143 of the Companies Law (which sets out the types of relief a court may grant in relation to an action brought under article 141 of the Companies Law), the court may make an order regulating our affairs, requiring us to refrain from doing or continuing to do an act complained of, authorizing civil proceedings and providing for the purchase of shares by us or by any of our other shareholders.

Jersey Regulatory Matters

The Jersey Financial Services Commission, or JFSC, has given, and has not withdrawn, its consent under Article 2 of the Control of Borrowing (Jersey) Order 1958 to the issue of Shares. The JFSC is protected by the Control of Borrowing (Jersey) Law 1947 against any liability arising from the discharge of its functions under that law.

We have not yet sought the consent of the JFSC under Articles 2 or 4 (as applicable) of the Control of Borrowing (Jersey) Order 1958 to the issue of any other Securities, but we may be required to do so before we can issue any such Securities.

This document does not constitute a “prospectus” for the purposes of the Companies (Jersey) Law 1991 as no invitation is made pursuant to it to the public to become a member of us or to acquire or apply for any securities issued by us. However, such an invitation might be made pursuant to any Prospectus Supplement and, if it is, we will need to deliver a copy of such Prospectus Supplement (together with this document) to the Jersey Registrar of Companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002 and obtain from the Jersey Registrar of Companies his consent to its circulation.

It must be distinctly understood that, in giving any such consents, neither the Jersey Registrar of Companies nor the JFSC takes, or will take, any responsibility for our financial soundness or for the correctness of any statements made, or opinions expressed, with regard to it. If you are in any doubt about the contents of this document or any Prospectus Supplement, you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser.

The price of securities and the income from them can go down as well as up. Nothing in this document or any Prospectus Supplement or anything communicated to holders or potential holders of any of our securities (or interests in them) by or on our behalf is intended to constitute or should be construed as advice on the merits of the purchase of or subscription for any securities (or interests in them) for the purposes of the Financial Services (Jersey) Law 1998.

Our directors have taken all reasonable care to ensure that the facts stated in this document are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in the document, whether of facts or opinion. All of our directors accept responsibility accordingly.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, including funding working capital, potential future acquisitions and capital expenditures. Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities.

All expenses relating to an Offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable Prospectus Supplement.

PLAN OF DISTRIBUTION

We may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents.  Each Prospectus Supplement will set forth the terms of the Offering, including the name or names of any underwriters or agents, if any, the purchase price or prices of the Securities and the proceeds we will receive from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices including sales in transactions that are deemed to be “at-the-market” distributions, including sales made directly on the TSX, NYSE American or other existing trading markets for the securities.  The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution.  If, in connection with the Offering of Securities at a fixed price or prices, the underwriters, if any, have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us by the underwriters.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act and Canadian, United Kingdom and Jersey securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any Offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular Offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions, if commenced, may be discontinued at any time.

DESCRIPTION OF SECURITIES

Shares

We may issue Common Shares and / or Preference Shares.  Shares may be offered separately or together with other Securities and may be attached to or separate from any other Securities.  See “Description of Share Capital” and “Governing Corporate Documents” for a description of the general terms that will apply to any Shares issued pursuant to this Prospectus.  The Shares to be issued in connection with any Offering hereunder will be authorized by our board of directors (the “Board”) at such time as the Board determines to conduct an Offering hereunder.

Warrants

We may issue Warrants to purchase Common Shares, Preference Shares or both.  This section describes the general terms that will apply to any Warrants issued pursuant to this Prospectus.  Warrants may be offered separately or together with other Securities and may be attached to or separate from any other Securities.

Each series of Warrants may be issued under a separate warrant indenture to be entered into between us and one or more banks or trust companies acting as Warrant agent.  The Warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants.

The applicable Prospectus Supplement will include details of the warrant indentures, if any, governing the Warrants being offered.  The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement.  The Prospectus Supplement relating to any Warrants we offer will describe the Warrants and the specific terms relating to the Offering.  The description will include, where applicable:

·	the designation and aggregate number of Warrants;

·	the price at which the Warrants will be offered;

·	the currency or currencies in which the Warrants will be offered;

·	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

·	the designation, number and terms of the Shares that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;

·	the exercise price of the Warrants and any provisions for changes or adjustments in the exercise price;

·	the designation and terms of the Securities, if any, with which the Warrants will be offered, and the number of Warrants that will be offered with each Security;

·	if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

·	any minimum or maximum amount of Warrants that may be exercised at any one time;

·	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

·	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

·	as applicable, material United States and Canadian federal and United Kingdom income tax consequences of owning the Warrants; and

·	any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement.  Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of Shares.  We may amend the warrant indenture(s), if any, and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

Units

We may issue Units, which may consist of one or more Shares, Warrants or any combination of Securities as is specified in the relevant Prospectus Supplement.  In addition, the relevant Prospectus Supplement relating to an Offering of Units will describe all material terms of any Units offered, including, as applicable:

·	the designation and aggregate number of Units being offered;

·	the price at which the Units will be offered;

·	the designation, number and terms of the Securities comprising the Units and any agreement governing the Units;

·	the date or dates, if any, on or after which the Securities comprising the Units will be transferable separately;

·	whether we will apply to list the Units on any exchange;

·	material income tax consequences of owning the Units, including how the purchase price paid for the Units will be allocated among the Securities comprising the Units; and

·	any other material terms or conditions of the Units.

TRADING PRICE AND VOLUME

The outstanding Common Shares are listed on the TSX under the symbol “CAL” and on the NYSE American under the symbol “CMCL” and depositary interests representing the Common Shares are admitted to trading on AIM under the symbol “CMCL”.   Prior to July 27, 2017, the date of listing of the Common Shares on the NYSE American, the Common Shares were traded on OTCQX under the symbols “CALVF” and “CALVD”. The following tables set forth information relating to the trading of the Common Shares and depositary interests in the Common Shares on the TSX, NYSE American (and OTCQX prior to that listing) and AIM respectively for the periods indicated. The Common Shares underwent an effective 5:1 reverse share split on June 26, 2017.

TSX – CAL

Month	High CAD$	Low CAD$	Close CAD$	Volume
2017
November	9.20	6.80	8.30	118,300
December	9.25	8.25	9.25	70,000
2018
January	9.45	8.82	9.29	62,600
February	9.40	8.69	9.25	111,400
March	9.35	8.87	8.87	74,100
April	12.50	9.05	12.23	227,400

NYSE American – CMCL

Month	High $	Low $	Close $	Volume
2017
November	7.96	5.32	6.99	222,300
December	7.48	6.26	7.34	145,100
2018
January	7.70	7.25	7.44	143,500
February	7.58	6.80	7.20	145,000
March	7.26	6.91	6.91	112,600
April	9.90	7.09	9.63	315,600

AIM – CMCL

Month	High GBP£	Low GBP£	Close GBP£	Volume
2017
November	5.10	4.10	5.05	54,616
December	5.10	5.00	5.10	30,348
2018
January	5.58	5.10	5.42	36,677
February	5.60	5.23	5.30	20,599
March	5.38	5.08	5.23	28,222
April	6.88	5.23	6.88	125,224

Financial Year Ended	High			Low			Close
	TSX CAD$	NYSE(1)/ OTCQX(2) $	AIM GBP£	TSX CAD$	NYSE(1)/ OTCQX(2) $	AIM GBP£	TSX CAD$	NYSE(1)/ OTCQX(2) $	AIM GBP£
December 31, 2017(3)	10.30	7.96	6.23	6.70	5.17	2.88	9.25	6.47	5.10
December 31, 2016	2.39	1.82	1.43	0.79	0.54	0.38	1.45	1.14	0.83
December 31, 2015	0.96	0.79	0.49	0.62	0.49	0.33	0.81	0.61	0.38
December 31, 2014	0.90	0.81	0.50	0.86	0.78	0.27	0.69	0.61	0.39
December 31, 2013	1.40	1.45	0.70	0.67	0.65	0.34	0.75	0.71	0.46

Notes:

(1)	From July 27, 2017, the date of listing of the Common Shares on the NYSE American.
(2)	Prior to July 27, 2017, the date of listing of the Common Shares on the NYSE American.
(3)	The Common Shares underwent an effective 5:1 reverse share split on June 26, 2017, with a commensurate effect on the share price.

Quarterly (Quarter Ended)	High			Low			Close
	TSX CAD$	NYSE(1)/ OTCQX(2) $	AIM GBP£	TSX CAD$	NYSE(1)/ OTCQX(2) $	AIM GBP£	TSX CAD$	NYSE(1)/ OTCQX(2) $	AIM GBP£
2018
First Quarter	10.85	8.65	6.00	6.71	5.23	4.15	8.87	6.91	5.22
2017
First Quarter	2.06	1.55	1.25	1.43	1.07	0.82	1.86	1.42	1.15
Second Quarter(3)	9.90	7.35	5.88	7.70	5.60	2.88	8.46	6.28	4.85
Third Quarter	8.99	7.30	5.15	6.85	5.44	2.88	7.30	5.73	4.30
Fourth Quarter	9.25	7.96	5.10	6.70	5.17	4.23	9.25	7.39	5.10
2016
First Quarter	1.12	0.89	0.59	0.79	0.54	0.38	1.1	0.85	0.58
Second Quarter	1.40	1.09	0.74	1.05	0.79	0.57	1.25	0.97	0.73
Third Quarter	2.35	1.77	1.37	1.30	0.98	0.75	2.35	1.77	1.35
Fourth Quarter	2.39	1.82	1.43	1.28	0.96	0.77	1.45	1.14	0.83

Notes:

(1)	From July 27, 2017, the date of listing of the Common Shares on the NYSE American.
(2)	Prior to July 27, 2017, the date of listing of the Common Shares on the NYSE American.
(3)	The Common Shares underwent an effective 5:1 reverse share split on June 26, 2017, with a commensurate effect on the share price.

PRIOR SALES

During the 12 month period prior to the date of this Prospectus, we have issued Common Shares, or securities convertible into Common Shares, as follows:

Date Issued	Number of Securities Issued	Issuance/Exercise Price Per Security
November 30, 2017	18,000 Common Shares(1)	CAD$4.50
October 6, 2017	27,080 Common Shares(1)	CAD$4.50
September 1, 2017	5,600 Common Shares(1)	CAD$4.50
August 21, 2017	600 Common Shares(1)	CAD$4.50
August 14, 2017	18,000 Common Shares(1)	CAD$4.50
May 30, 2017	25,000 Options(2)	CAD$1.62(2)
February 27, 2018	5,000 Options(3)	CAD$9.30
February 27, 2018	5,000 Options(3)	CAD$9.30

Notes:

(1)	Exercise of incentive stock options.
(2)	Grant of incentive stock options to a consultant. The number and price of these options were amended upon the occurrence of the reverse share split (also referred to as the share consolidation) on June 26, 2017 to 5,000 and CAD$8.10 respectively (i.e. at the same 5:1 effective rate).
(3)	Grant of incentive stock options to a consultant. The exercise price of CAD$9.30 per share was converted into a USD amount of $7.35 at the USD/CAD exchange rate on the date of grant.

For the fiscal years ended December 31, 2015, 2016, and 2017 and the period from January 1, 2018 through May 9, 2018 we issued the following Common Shares:

Period	Nature of Share Issuance	Number of Common Shares Issued	Gross Proceeds to Company

Fiscal Year Ended December 31, 2017	Exercise of Stock Options	69,280(1)	CAD$311,760

Fiscal Year Ended December 31, 2016	Exercise of Stock Options	708,520(1)	CAD$573,168

Fiscal Year Ended December 31, 2015	Exercise of Stock Options	Nil	Nil

Notes:

(1)	Issued pursuant to the exercise of stock options.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of $30,000,000 of Securities under the Offering.

SEC registration fees	$3,735
NYSE American Listing fees	(1)
TSX Listing fees	(1)
Printing Expenses	(1)
Legal fees and expenses	(1)
Accountants’ fees and expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous	(1)
Total	$

Notes:

(1)	To be provided by a Prospectus Supplement, or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

GOVERNING CORPORATE DOCUMENTS

General Overview

As a result of the Continuance, we continued as a company under the Companies Law on March 19, 2016, under incorporation number 120924.  See “The Company”.

The following is a summary of certain provisions of our Articles and the Companies Law applicable to us. Please note that this summary is not intended to be exhaustive and for further information please refer to the full version of our Articles.

Director’s power to vote on a proposal, arrangement or contract in which the director is materially interested.

An interested director must disclose to us the nature and extent of any interest in a transaction with us, or one of our subsidiaries, which to a material extent conflicts or may conflict with our interests and of which the director is aware. Failure to disclose an interest entitles us or a shareholder to apply to the court for an order setting aside the transaction concerned and directing that the director account to us for any profit.

A transaction is not voidable and a director is not accountable notwithstanding a failure to disclose an interest if the transaction is confirmed by special resolution and the nature and extent of the director’s interest in the transaction are disclosed in reasonable detail in the notice calling the meeting at which the resolution is passed.

Although it may still order that a director account for any profit, a court will not set aside a transaction unless it is satisfied that the interests of third parties who have acted in good faith would not thereby be unfairly prejudiced and the transaction was not reasonable and fair in our interests at the time it was entered into.

Except as otherwise provided in the Articles and save in respect of a limited number of instances as set out in the Articles, a director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any matter in which he has to his knowledge, directly or indirectly, an interest (other than his interest in shares or debentures or other securities of, or otherwise in or through, the Company) or duty which (together with any interest of a person connected with him) is material and, if he shall do so, his vote shall not be counted.

Directors’ power, in the absence of an independent quorum, to vote compensation to themselves or any members of their body.

The compensation of the directors is decided by the directors unless the board of directors specifically requests approval of the compensation from the shareholders.  If the issuance of compensation to the directors is decided by the directors, a quorum is the majority of the directors in office.  Our Articles do not require that the compensation of any director be approved by disinterested directors.

We have a compensation committee which is currently composed of three independent directors.  The compensation committee makes recommendations to the Board with respect to compensation, including bonuses, incentive stock options and securities of our directors and executive officers.

Borrowing powers exercisable by the directors and how such borrowing powers may be varied.

The Board may exercise all our powers to borrow money, to guarantee, to indemnify and to mortgage or charge all or any part of our undertaking, property and assets (present and future) and uncalled capital and, subject to the Companies Law, to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of ours or of any third party.

The Board shall restrict our borrowings and exercise all voting and other rights or powers of control exercisable by us in relation to its subsidiary undertakings (if any) so as to secure (but as regards subsidiary undertakings only in so far as by the exercise of such rights or powers of control the Board can secure) that the aggregate principal amount from time to time outstanding of all borrowings by our group (exclusive of borrowings owing by one member of our group to another member of our group) shall not at any time without the previous sanction of an ordinary resolution of the Company exceed an amount equal to three times the Adjusted Capital and Reserves (as defined in the Articles). The borrowing powers may be varied by amendment to our Articles which requires approval of our shareholders by special resolution, being a resolution passed by at least 2/3 majority of the votes cast on the resolution (a “Special Resolution”).

Retirement and non-retirement of directors under an age limit requirement.

There are no such provisions applicable to us under the Articles or the Companies Law.

Number of Common Shares required for a director’s qualification.

Under our Articles, our directors are not required to hold any of our Common Shares as qualification for service on the Board.

Alienability of Shares

Subject to such of the restrictions of the Articles as may be applicable, a member may transfer all or any of his shares, in the case of shares held in certificated form, by an instrument of transfer executed by or on behalf of the transferor in any usual form or in any other form which the Board may approve or, in the case of shares held in uncertificated form, in accordance with the Uncertificated Securities (Jersey) Order 1999, as amended from time to time and any provisions of or under the Companies Law which supplement or replace such Order and the system’s rules and otherwise in such manner as the Board in its absolute discretion shall determine. Subject to the Companies Law, the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it.

Changes to Rights and Restrictions of Common Shares

Any of the rights for the time being attached to any share or class of our shares (and notwithstanding that we may be or be about to be in a winding up) may be varied or abrogated in such manner (if any) as may be provided by such rights or, in the absence of any such provision, either with the consent in writing of the holders of not less than two-thirds in number of the issued shares of the class or with the sanction of a Special Resolution passed at a separate general meeting of the holders of shares of the class duly convened and held as provided in the Articles (but not otherwise).

Dividend Record

We paid our initial dividend in February 2012 of 6 Canadian cents. On April 4, 2013 we announced an annual dividend in respect of the year to December 31, 2012 also of 6 Canadian cents. On November 25, 2013 we announced that in 2014 we intended to pay an annual aggregate dividend of 6 Canadian cents per Common Share, payable on a quarterly basis. The first quarterly dividend of 1.5 Canadian cents per Common Share was paid at the end of January 2014 and further quarterly dividends were subsequently paid at the end of April, July, October in each year. In December 2015, we announced that with effect from the results for the year to December 31, 2015 (which were released at the end of March 2016), it would report its financial results in United States Dollars, instead of Canadian Dollars. Accordingly all dividends would also be declared in United States Dollars. In January 2016, we announced that the dividend payable at the end of January 2016 would be 1.125 US cents and the quarterly dividend policy was subsequently increased in the third quarter of 2016 from 1.125 US cents per share to 1.375 US cents per share, an increase of 22%. In conjunction with the overall 1 for 5 share consolidation which became effective on June 26, 2017, we announced on July 4, 2017 that we had made a commensurate adjustment to the dividend by increasing it fivefold.

Since 2013, we have paid dividends to shareholders totaling the equivalent of approximately $1.78 per share (on a post share consolidation basis). It is expected that the dividend of twenty-seven and a half United States cents per annum, paid in equal quarterly instalments, will be maintained.

In order to pay a dividend (or any distribution), the authorising directors must make a statement that they have formed the opinion that we will be able to continue to pay our debts as they fall due, not just immediately after payment but also for the subsequent 12 months or until we are wound up whichever is earlier.

Ownership of Securities and Change of Control

Save as set out below in respect of the imposition of restrictions for failure to disclose interests in shares, there are no limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights on the securities imposed by the laws of our jurisdiction of incorporation or by our constituent documents. See also “Exchange Controls” below.

Any person who beneficially owns or controls, directly or indirectly, more than 10% of our Common Shares is considered an insider and must file an insider report in Canada, within ten days of becoming an insider, disclosing any direct or indirect beneficial ownership of, or control over direction over securities of our company.  In addition, if we hold any of our own securities, we must disclose such ownership.

Under the Exchange Act, all holders of 5% or greater of our share capital must report their holdings to the SEC on “Schedule 13G” if the holdings are passive and held not with an intent to acquire control and non-passive holders must report on “Schedule 13D”.  Holdings should be calculated to include the holdings of multiple parties which are affiliates or acting in concert with regards to a particular stock.  Schedule 13G must be filed within 10 days of acquiring 5% or greater and then updated for any changes each year within 45 days of the year end.

Under the AIM Rules for Companies, we must disclose, insofar as we have such information, certain information concerning any relevant change (which means a move up or down through a whole percentage point at or above 3%) in a significant shareholder (which means any person with an interest in 3% or more of our share capital). Under our Articles, and in accordance with guidance provided by the AIM Rules, our significant shareholders have an obligation to inform us of relevant changes and should they not do so following the issue of a notice by us we may impose restrictions on the rights of those persons similar to those described in the following paragraph.

Under our Articles, we may send a disclosure notice to any person whom we know or have reasonable cause to believe is interested in our shares or to have been so interested at any time during the three years immediately preceding the date on which the disclosure notice is issued. If the holder of, or any person appearing to be interested in, any share has been served with a disclosure notice and is in default of complying with the disclosure notice, we may in certain circumstances impose restrictions on the holder's voting rights and, where the holder is interested or appears to us to be interested in at least 0.25 per cent. of the issued shares of the relevant class, to also suspend dividend and transfer rights on that holder's shares.

There are no provisions in our Articles intended to delay, defer or prevent a change in control of our Company. However, please see “U.K. City Code on takeovers and mergers” above.

Meetings of the Shareholders

Annual and Extraordinary General Meetings

Under our Articles, our annual general meeting is to be held once in each calendar year and not more than 13 months after the previous meeting.  Additionally, the Board may call a meeting of shareholders at any time.

We must give shareholders not less than 21 clear days’ notice of any meeting of the shareholders.

Despite any other provision of the Articles, we or the Board may fix any date as the record date for any dividend, distribution, allotment or issue or for determining shareholders entitled to receive notice of and, subject to the Uncertificated Securities (Jersey) Order 1999, to vote at any meeting of shareholders.

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman of the meeting. Except as otherwise provided by the Articles, two members entitled to vote at the meeting present in person or by proxy together holding or representing by proxy not less than five per cent. of the issued shares shall be a quorum for all purposes. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll a poll is duly demanded. Subject to the Companies Law, a poll may be demanded by:

•	the chairman of the meeting;
•	at least five members or proxies entitled to vote on the resolution;
•	any member or proxy alone or together with one or more others representing in aggregate at least one-tenth of the total voting rights of all the members having the right to attend and vote on the resolution (excluding any voting rights attached to any shares held as treasury shares); or
•	any member or proxy alone or together with one or more others holding or having been appointed in respect of shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding any voting rights attached to any shares held as treasury shares).

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

Our board of directors is not separated into classes and there are no provisions which provide for cumulative voting in the election of directors.

Differences from Requirements in the United States

Differences in Corporate Law

Set forth below is a comparison of certain shareholder rights and corporate governance matters under Delaware law and Jersey law:

Corporate Law Issue	Delaware Law	Jersey Law
Special Meetings of Shareholders	Shareholders generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or by-laws. However, if a corporation fails to hold its annual meeting within a period of 30 days after the date designated for the annual meeting, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a shareholder.

Shareholders holding 10% or more of the company’s voting rights and entitled to vote at the relevant meeting may legally require directors to call a meeting of shareholders. Under the Articles, the percentage required to requisition a meeting is reduced to 5%.

The Jersey Financial Services Commission, or JFSC, may, at the request of any officer, secretary or shareholder, call or direct the calling of an annual general meeting. Failure to call an annual general meeting in accordance with the requirements of the Companies Law is a criminal offense on the part of a Jersey company and its directors and secretary.

Interested Director Transactions

Interested director transactions are permissible and may not be legally voided if:

• either a majority of disinterested directors, or a majority in interest of holders of shares of the corporation’s capital stock entitled to vote upon the matter, approves the transaction upon disclosure of all material facts; or

• the transaction is determined to have been fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

An interested director must disclose to the company the nature and extent of any interest in a transaction with the company, or one of its subsidiaries, which to a material extent conflicts or may conflict with the interests of the company and of which the director is aware. Failure to disclose an interest entitles the company or a shareholder to apply to the court for an order setting aside the transaction concerned and directing that the director account to the company for any profit.

A transaction is not voidable and a director is not accountable notwithstanding a failure to disclose an interest if the transaction is confirmed by special resolution and the nature and extent of the director’s interest in the transaction are disclosed in reasonable detail in the notice calling the meeting at which the resolution is passed.

Although it may still order that a director account for any profit, a court will not set aside a transaction unless it is satisfied that the interests of third parties who have acted in good faith would not thereby be unfairly prejudiced and the transaction was not reasonable and fair in the interests of the company at the time it was entered into.

The Articles set out a limited number of transactions and matters in which a director may be interested and in which he may vote and be counted in the quorum in relation to a resolution on the matter.

Cumulative Voting

The certificate of incorporation of a Delaware corporation may provide that shareholders of any class or classes or of any series may vote cumulatively either at all elections or at elections under specified circumstances.

There are no provisions in the Companies Law relating to cumulative voting.
Approval of Corporate Matters by Written Consent

Unless otherwise specified in a corporation’s certificate of incorporation, shareholders may take action permitted to be taken at an annual or special meeting, without a meeting, notice or a vote, if consents, in writing, setting forth the action, are signed by shareholders with not less than the minimum number of votes that would be necessary to authorize the action at a meeting. All consents must be dated and are only effective if the requisite signatures are collected within 60 days of the earliest dated consent delivered.

If permitted by the articles of association of a company, a written consent signed and passed by the specified majority of members may affect any matter that otherwise may be brought before a shareholders’ meeting, except for the removal of a company’s auditors. Such consent shall be deemed effective when the instrument, or the last of several instruments, is signed by the specified majority of members or on such later date as is specified in the resolution.

The Articles do not contain provisions regarding shareholder resolutions in writing.

Business Combinations

With certain exceptions, a merger, consolidation or sale of all or substantially all of the assets of a Delaware corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.

A sale or disposal of all or substantially all the assets of a Jersey company must be approved by the board of directors and, only if the articles of association of the company require, by the shareholders in general meeting. A merger involving a Jersey company must be generally documented in a merger agreement which must be approved by special resolution of that company.

Limitations on Director’s Liability and Indemnification of Directors and Officers

A Delaware corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of his or her position if (i) the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

The Companies Law does not contain any provision permitting Jersey companies to limit the liabilities of directors for breach of fiduciary duty.

However, a Jersey company may exempt from liability, and indemnify directors and officers, for liabilities:

• incurred in defending any civil or criminal legal proceedings where:

-        the person is either acquitted or receives a judgment in their favor;

-        where the proceedings are discontinued other than by reason of such person (or someone on their behalf) giving some benefit or suffering some detriment; or

-        where the proceedings are settled on terms that such person (or someone on their behalf) gives some benefit or suffers some detriment but in the opinion of a majority of the disinterested directors, the person was substantially successful on the merits in the person’s resistance to the proceedings;

• incurred to anyone other than to the company if the person acted in good faith with a view to the best interests of the company;

• incurred in connection with an application made to the court for relief from liability for negligence, default, breach of duty or breach of trust under Article 212 of the Companies Law in which relief is granted to the person by the court; or

• incurred in a case in which the company normally maintains insurance for persons other than directors.

Appraisal Rights

A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by that shareholder (as determined by a court) in lieu of the consideration the shareholder would otherwise receive in the transaction.

There are no appraisal rights under the Companies Law but the Articles include dissent rights of shareholders, based on Canadian law, whereby shareholders who dissent to certain transactions of the Company may apply to have the Company buy their shares for fair value.
Shareholder Suits

Class actions and derivative actions generally are available to the shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Under Article 141 of the Companies Law, a shareholder may apply to court for relief on the ground that the conduct of a company’s affairs, including a proposed or actual act or omission by a company, is “unfairly prejudicial” to the interests of shareholders generally or of some part of shareholders, including at least the shareholder making the application.

There may also be customary law personal actions available to shareholders. Under Article 143 of the Companies Law (which sets out the types of relief a court may grant in relation to an action brought under Article 141 of the Companies Law), the court may make an order regulating the affairs of a company, requiring a company to refrain from doing or continuing to do an act complained of, authorizing civil proceedings and providing for the purchase of shares by a company or by any of its other shareholders.

Inspection of Books and Records

All shareholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

The register of shareholders and books containing the minutes of general meetings or of meetings of any class of shareholders of a Jersey company must during business hours be open to the inspection of a shareholder of the company without charge. The register of directors and secretaries must during business hours (subject to such reasonable restrictions as the company may by its articles of association or in general meeting impose, but so that not less than two hours in each business day be allowed for inspection) be open to the inspection of a shareholder or director of the company without charge.

Amendments to Charter

Amendments to the certificate of incorporation of a Delaware corporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or such greater vote as is provided for in the certificate of incorporation. A provision in the certificate of incorporation requiring the vote of a greater number or proportion of the directors or of the holders of any class of shares than is required by Delaware corporate law may not be amended, altered or repealed except by such greater vote.

The memorandum of association and the articles of association of a Jersey company may only be amended by special resolution (being a two-thirds majority if the articles of association of the company do not specify a greater majority) passed by shareholders in general meeting or by written resolution signed by all the shareholders entitled to vote.

MATERIAL CONTRACTS

There are no material contracts to which we are a party other than contracts entered into in the ordinary course of business.

EXCHANGE CONTROLS

Jersey has no system of exchange controls.  There are no Jersey law restrictions specifically targeted to restrict the repatriation of capital or earnings of a Jersey public company to non-resident investors, and there are no laws in Jersey or exchange restrictions specifically targeted to restrict the remittance of dividends, profits, interest, royalties or other payments to non-resident holders of Common Shares.

There is no limitation imposed by the laws of Jersey or by our constituent documents on the right of a non-resident to hold or vote the Common Shares.

INSPECTION OF DOCUMENTS

Copies of the documents referred to in this Prospectus, or in the Registration Statement, may be inspected at our registered office at 3rd Floor, Weighbridge House, Weighbridge, St Helier, Jersey JE2 3NF during normal business hours.

CERTAIN INCOME TAX CONSIDERATIONS

Material income tax consequences relating to the purchase, ownership and disposition of any of the Securities offered by this Prospectus will be set forth in the applicable Prospectus Supplement relating to the Offering of those Securities.  You are urged to consult your own tax advisors prior to any acquisition of our Securities.

LEGAL MATTERS

Certain legal matters relating to the offering of Securities hereunder will be passed upon on our behalf by Mourant Ozannes (“Mourant”) with respect to Jersey legal matters.  Mourant’s Jersey office is located at 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands.

INTEREST OF EXPERTS

To our knowledge, none of the experts named in this Prospectus held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of our Company or one of our associates or affiliates otherwise than by remuneration as employees or consultants of our business, none of which is contingent on the success of an offering of the Securities.

AUDITORS, TRANSFER AGENT AND REGISTRAR

Our auditors are KPMG Inc., Chartered Accountants, 85 Empire Road, Parktown 2193, South Africa, who provided an auditor’s report on our audited consolidated financial statements as at December 31, 2017 and December 31, 2016 and for each of the years in the three year period ended December 31, 2017. KPMG Inc.has advised us that they are independent of our Company within the rules of professional conduct of the South African Institute of Chartered Accountants and within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States).

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. of 100 University Ave, 8th Floor, Toronto, Ontario, M5J 2Y1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

Our Articles provide that in so far as the Companies Law allows and subject to the rules made by the competent authority of any other regulated or exchange regulated market on which our shares may be listed, every present and former director, secretary or other officer of ours shall be indemnified out of our assets against any costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution or discharge of his duties or exercise of his powers or otherwise in relation thereto, including (without prejudice to the generality of the foregoing) any liability incurred in defending any proceedings (whether civil or criminal) which relates to anything done or omitted or alleged to have been done or omitted by him in any such capacity, and in which judgment is given in his favour or in which he is acquitted or in connection with any application under the Companies Law in which relief is granted to him by any court of competent jurisdiction.

Article 77 of the Companies Law allows us to indemnify for– (a) any liabilities incurred in defending any proceedings (whether civil or criminal) – (i) in which judgment is given in the person’s favour or the person is acquitted, (ii) which are discontinued otherwise than for some benefit conferred by the person or on the person’s behalf or some detriment suffered by the person, or (iii) which are settled on terms which include such benefit or detriment and, in the opinion of a majority of our directors (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the person was substantially successful on the merits in the person’s resistance to the proceedings; (b) any liability incurred otherwise than to us if the person acted in good faith with a view to our best interests; (c) any liability incurred in connection with an application made under Article 212 of the Companies Law in which relief is granted to the person by the court; or (d) any liability against which the company normally maintains insurance for persons other than directors.

The Companies Law does not prevent us from purchasing and maintaining for any such officer insurance against any such liability.

Item 9.  Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement for Shares, Warrants and/or Units
3.1**	Certificate of Continuance dated March 19, 2016
3.2***	Memorandum of Association (as altered by special resolutions passed on June 19, 2017 which became effective on June 26, 2017)
3.3****	Articles dated March 19, 2016
4.4*	Form of Subscription Agreement
4.5*	Form of Warrant Agreement
4.6*	Form of Warrant Indenture
4.7*	Form of Warrant Certificate
4.8*	Form of Unit Agreement
4.9*	Specimen Stock Certificate
5.1	Opinion of Mourant as to legality of securities being issued
23.1	Consent of KPMG Inc.
23.2	Consent of Mourant (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature page)

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

** Previously filed as Exhibit 99.2 to the Form 6-K filed with the SEC on March 24, 2016 (File No. 001-13345), and incorporated by reference herein.

*** Previously filed within Exhibit 99.1 to the Form 6-K filed with the SEC on March 24, 2016 (File No. 001-13345), and incorporated by reference herein.

**** Previously filed as Exhibit 1.1 to the Form 20-F filed with the SEC on March 30, 2017 (File No. 001-13345), and incorporated by reference herein.

Item 10. Undertakings

(a)        The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St Helier, Channel Islands, on May 9, 2018.

CALEDONIA MINING CORPORATION PLC

By:	/s/ Mark Learmonth
Mark Learmonth
Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Steven Curtis and Mark Learmonth, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Steven Curtis Steven Curtis	Chief Executive Officer and Director	May 9, 2018

/s/ Mark Learmonth Mark Learmonth	Chief Financial Officer and Director	May 9, 2018

/s/ Leigh Wilson Leigh Wilson	Non-Executive Chairman and Director	May 9, 2018

/s/ John Kelly John Kelly	Director	May 9, 2018

/s/ Johan Holtzhausen Johan Holtzhausen	Director	May 9, 2018

/s/ John McGloin John McGloin	Director	May 9, 2018

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Caledonia Mining Corporation Plc in the United States, on May 9, 2018.

Leigh Wilson

By:	/s/ Leigh Wilson
Name:	Leigh Wilson
Title:	Non-Executive Chairman and Director

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement for Shares, Warrants and/or Units
3.1**	Certificate of Continuance dated March 19, 2016
3.2***	Memorandum of Association (as altered by special resolutions passed on June 19, 2017 which became effective on June 26, 2017)
3.3****	Articles dated March 19, 2016
4.4*	Form of Subscription Agreement
4.5*	Form of Warrant Agreement
4.6*	Form of Warrant Indenture
4.7*	Form of Warrant Certificate
4.8*	Form of Unit Agreement
4.9*	Specimen Stock Certificate
5.1	Opinion of Mourant as to legality of securities being issued
23.1	Consent of KPMG Inc.
23.2	Consent of Mourant (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature page)

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

** Previously filed as Exhibit 99.2 to the Form 6-K filed with the SEC on March 24, 2016 (File No. 001-13345) , and incorporated by reference herein.

*** Previously filed within Exhibit 99.1 to the Form 6-K filed with the SEC on March 24, 2016 (File No. 001-13345), and incorporated by reference herein.

**** Previously filed as Exhibit 1.1 to the Form 20-F filed with the SEC on March 30, 2017 (File No. 001-13345), and incorporated by reference herein.